Exhibit 10.6
AGREEMENT AND DEED OF THE CREATION OF A FIRST RANKING RIGHT OF PLEDGE OF RECEIVABLES
On the twentieth day of March, two thousand and six, appeared before me, Johannes Schouten, hereinafter referred to as “civil law notary”, substitute of Pieter Heyme Bolland, civil law notary (notaris) (“Notary”) officiating at (met plaats van vestiging te) Amsterdam, The Netherlands:
1.	Saskia Dorothée Schenke, employed at AKD Prinsen Van Wijmen N.V. at its office at Orlyplein 10, 1043 DP Amsterdam, the Netherlands, born at Wijchen, the Netherlands on the twenty-fourth day of March nineteen hundred and eighty-two, acting upon a written power of attorney granted by and as such representing Affiliated Computer Services International B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with Ministry of Justice number B.V. 1165104, having its corporate seat (statutaire zetel) at Amsterdam, the Netherlands, with address Fred. Roeskestraat 123-I, 1076 EE Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under number 34160388 (the “Pledgor”);
2.	Bart Garnaat, employed as a lawyer at AKD Prinsen Van Wijmen N.V. at its office at Orlyplein 10, 1043 DP Amsterdam, the Netherlands, born at Purmerend, the Netherlands on the sixteenth day of September nineteen hundred and seventy-eight, acting upon a written power of attorney granted by and as such representing Citicorp USA, Inc., a company incorporated under the laws of Delaware, United States of America, having its registered office in 1209 Orange Street, c/o CT Corporation, Wilmington, Delaware, United States of America, with address 388 Greenwich Street, New York, New York 10013, United States of America, for the purposes hereof acting in its own capacity (the “Pledgee”).

WHEREAS:
A.	On the twentieth day of March two thousand six, a Credit Agreement (the “Credit Agreement”) (as same may be extended, prolonged or amended, renewed or novated from time to time) was entered into amongst, inter alia, (1) Affiliated Computer Services, Inc. as Borrower (the “Company”), (2) ACS Worldwide Lending Ltd. as the U.K. Borrower, (3) Citicorp USA, Inc. as Administrative Agent and (4) Citigroup Global Markets, Inc. as Sole Lead Arranger and Book Runner.

B.	Moreover, in connection with the transactions contemplated by the Credit Agreement, the Pledgor has entered into a Guaranty (as defined in the Credit Agreement (and included in the Loan Documents)) dated the twentieth day of March two thousand six in favor of the Guaranteed Parties (the “Guaranty”). A copy of the Guaranty is attached to this Deed (as hereinafter defined).

C.	Pursuant to the Credit Agreement and the Guaranty, the Pledgor is obliged to create a right of pledge on the Present Receivables (as hereinafter defined), the Relative Future Receivables (as hereinafter defined) and the Absolute Future Receivables (as hereinafter defined) in favor of the Pledgee for the benefit of the Guaranteed Parties, and, pursuant to this Deed (as hereinafter defined), for the benefit of the Pledgee (for the avoidance of doubt acting in its own capacity) which pledge shall be created by this Deed (as hereinafter defined).
DECLARE AS FOLLOWS:
1.	INTERPRETATION

1.1	Words and expressions defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

1.2	In this agreement and deed of the creation of a first ranking right of pledge of Receivables (pandakte) (the “Deed”) the following words and expressions shall have the following meanings:

Absolute Future Receivables	means all Receivables acquired by the Pledgor after the time of this Deed from any Subsidiaries of the Borrower or of any Subsidiary Borrower, other than the Future Receivables acquired directly pursuant to a legal relationship now in existence;

Articles of Association	means the articles of association (statuten) of the Company as they read since they have lastly been amended by a deed of amendment, executed on the tenth day of March, two thousand six, before a substitute of Paul Hubertus Nicolaas Quist, civil law notary officiating in Amsterdam, the Netherlands, (these articles of association have not been amended since) as amended from time to time;

Enforcement Event	means any default (verzuim) in or in connection with the proper performance of the Secured Obligations, provided it is also an Event of Default (as defined in the Credit Agreement) which has occurred and is continuing, and has not been remedied or waived;

Existing Indenture	means the Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture;

Existing Note	means each of the notes issued under and governed by the Existing Indenture;

Existing Note Obligations	means all obligations of the Company under the Existing Notes;

First Supplemental Indenture	means the First Supplemental Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended;

Foreign Obligations	means all Obligations, other than any U.S. Obligations, which now or at any time hereafter may be or become due, owing or incurred by the Guarantors to any one or more of the Administrative Agent, Citicorp USA, Inc. in its own capacity, each Lender, each Issuer and each other holder of a Foreign Obligation, as creditor, joint and several creditor (whether in the meaning of Section 6:16 of the Dutch Civil Code or not) or otherwise from time to time, whether due and payable or not, whether contingent or not and whether alone or jointly with others, as principal, guarantor, surety or otherwise and in whatever name or style, under, in connection with or pursuant to the Loan Documents (as parties may succeed thereto as a party or may withdraw therefrom as a party), other than the Parallel Obligations, strictly to the extent relating to other than any U.S. Obligations;

Guaranteed Parties	has the meaning as defined in the Guaranty;

Receivables Intercompany	means all rights of the Pledgor to receive payment of an amount of money (vordering tot voldoening van een geldsom) from any Group Member, whether the same now exist (bestaan), or will hereafter be acquired by the Pledgor directly pursuant to a legal relationship now in existence (rechtstreeks zullen worden verkregen uit een nu reeds bestaande rechtsverhouding) or will hereafter be acquired otherwise by the Pledgor, and all rights, including dependent and ancillary rights, privileges and actions attached thereto;

Receivables	means (a) accounts receivable and all Proceeds thereof, and (b) to the extent not required to secure the Existing Note Obligations under the Supplemental Indentures (as hereafter defined) and to the extent not otherwise included under clause (a) of this definition of Receivables, all rights of the Pledgor to receive payment of an amount of money (vordering tot voldoening van een geldsom), whether the same now exist (bestaan), or will hereafter be acquired by the Pledgor directly pursuant to a legal relationship now in existence (rechtstreeks zullen worden verkregen uit een nu reeds bestaande rechtsverhouding) or will hereafter be acquired otherwise by the Pledgor, and all rights, including dependent and ancillary rights, privileges and actions attached thereto, including but not limited to the proceeds of any of the same;

Parallel Debt	has the meaning mentioned in article 2 hereof;

Parallel Obligations	the full and prompt payment when due of any and all obligations to pay an amount of money (verplichtingen tot voldoening van een geldsom), whether present or future, actual or contingent, that may at any time be owing by the Pledgor to the Pledgee under or pursuant to Clause 2 (Parallel Debt) of this Deed;

Present Receivables	means all Receivables now in existence (bestaan) including but not limited to the receivables referred to in Schedule 1 of this Deed;

Relative Future Receivables	means all Receivables which the Pledgor will acquire after the time of this Deed directly pursuant to a legal relationship now in existence (rechtstreeks zullen worden verkregen uit een nu reeds bestaande rechtsverhouding);

Second Supplemental Indenture	means the Second Supplemental Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended;

Secured Obligations	the Parallel Obligations and the Foreign Obligations to the extent owing to the Pledgee;

Security Period	means the period beginning on the date hereof and ending on the date on which all Secured Obligations have been irrevocably, fully and completely repaid or discharged in accordance with Clause 8.1 of this Deed;

Supplemental Indenture	means each of the First Supplemental Indenture and the Second Supplemental Indenture.
1.3	Save where the contrary is indicated, any reference in this Deed to: the “Pledgee”, the “Pledgor” or the “Administrative Agent” shall be construed so as to include its or their respective permitted successors, transferees and assigns pursuant to the terms of the relevant Loan Documents from time to time and any successor of such successor, transferee or assign in accordance with their respective interests;

a “Clause” shall, subject to any contrary indication, be construed as a reference to a clause hereof;

the term “including” shall be construed as meaning “including without limitation”;

a “person” shall be construed as a reference to any person, firm, company, corporation, body corporate, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"tax” shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or delay in paying any of the same);

the “Credit Agreement” and this “Deed” or any other agreement or document shall, where applicable, be deemed to be a reference to the

Credit Agreement and this Deed, or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, supplemented, renewed or novated; and

a statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may be from time to time, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

This Deed is deemed to be included in the definition of the Collateral Documents mentioned in the Credit Agreement.
1.4	Headings are for convenience of reference only. Where the context admits, the singular includes the plural and vice versa.

2.	PARALLEL DEBT

2.1	Parallel Debt
(a)	Without prejudice to the provisions of the Credit Agreement and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Pledgor under or pursuant to this Deed the Pledgor hereby irrevocably and unconditionally undertakes to pay to the Pledgee amounts equal to and in the currency of the Foreign Obligations from time to time due by the Pledgor in accordance with the terms and conditions of the Loan Documents (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”);

(b)	The Pledgor and the Pledgee acknowledge that (i) for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of the Pledgor to the Pledgee under this Deed which are separate and independent from, and without prejudice to, the corresponding Foreign Obligations which the Loan Parties have to any of the Guaranteed Parties and (ii) that the Parallel Debt represents the Pledgee’s own claims (vorderingen op naam) to receive payment of the Parallel Debt, provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Foreign Obligations.

(c)	Every payment of monies made by a Loan Party to any of the Guaranteed Parties shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Pledgor contained in Clause 2.1(a), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application, the Pledgee shall be entitled to receive the amount of such payment from the Pledgor and the Pledgor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d)	Subject to the provision in Clause 2.1(c), but notwithstanding any of the other provisions of this Clause 2:
(i)	the total amount due and payable as Parallel Debt under this Clause 2 shall be decreased to the extent a Loan Party shall have paid any amounts to any of the Guaranteed Parties to reduce the outstanding Foreign Obligations or any of the Guaranteed Parties otherwise receives any amount in payment of the Foreign Obligations; and

(ii)	to the extent that the Pledgor shall have paid any amounts to the Pledgee under the Parallel Debt or the Pledgee shall have otherwise received monies in payment of the Parallel Debt, the total amount due and payable under the Foreign Obligations shall be decreased as if said amounts were received directly in payment of the Foreign Obligations.
(e)	The Pledgee, by signing this Deed, acknowledges the provisions of Clause 2.1 on behalf of the Loan Parties.

(f)	The Pledgee undertakes to distribute to the Loan Parties an amount equal to an amount collected or recovered by the Pledgee which it has applied in reduction of its claim under the Parallel Debt in accordance with the terms of this Deed, as if the corresponding claim under the Foreign Obligations of the Loan Parties has not been discharged.
2.2	Undertaking to Pledge

The Pledgor and the Pledgee hereby agree that the Pledgor shall grant to the Pledgee for the benefit of the Guaranteed Parties, and, where it concerns the Parallel Debt, for the benefit of the Pledgee, the rights of pledge purported to be granted under or pursuant to this Deed.

2.3	Pledgee not an Agent

The parties acknowledge that, save as indicated in Clause 2.1(e), the Pledgee acts in its own name and not as agent or representative of the Loan Parties or any of them and the rights of pledge created hereunder or pursuant hereto will not be held on trust.

2.4	Default

Any failure to satisfy the Secured Obligations when due shall constitute a default (verzuim) in or in connection with the proper performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being sent or required.

3.	PLEDGE OF THE PRESENT RECEIVABLES, THE RELATIVE FUTURE RECEIVABLES AND ABSOLUTE FUTURE RECEIVABLES

In order to secure and provide for the payment and discharge of all Secured Obligations, the Pledgor hereby pledges (verpandt) to the Pledgee for the duration of the Security Period:
(i)	by way of a disclosed right of pledge (openbaar pandrecht) all of its Present Receivables and Relative Future Receivables and, to the extent legally possible, on all of its Absolute Future Receivables, in sofar as such Receivables consist of Intercompany Receivables, which rights of pledge the Pledgee hereby accepts;

(ii)	by way of a first priority non-disclosed right of pledge (eerste stil pandrecht) all of its Present Receivables and Relative Future

Receivables and, to the extent legally possible, on all of its Absolute Future Receivables, in sofar as such Receivables consist of other Receivables than Intercompany Receivables, which rights of pledge the Pledgee hereby accepts.
The Pledgee shall be authorised, immediately after the execution of this Deed of Pledge or at any time thereafter, to notify the disclosed rights of pledge hereby granted by the Pledgor to each debtor of the Receivables, by notice substantially in the form of Schedule 2 attached to this Deed of Pledge.
4.	FUTURE RECEIVABLES

4.1	The Pledgor hereby undertakes to pledge to the Pledgee in order to secure and provide for the payment and discharge of all Secured Obligations and subject to the terms hereof all of its Receivables (i) not later than ten (10) business days from the last day of each year (or with such other frequency as the Pledgee may designate in writing to the Pledgor) or (ii) at first reasonable request of the Pledgee.

4.2	In order to effect the pledge of the Receivables referred to in paragraph 1 of this Clause 4, the Pledgor shall complete and sign and send to the Pledgee a shortened pledge list (the “Borderel”) in the form of Schedule 3 attached to this Deed, accompanied by an authorisation (the “Authorisation”) in the form of Schedule 4 attached to this Deed and a separate (electronic) listing of all names and addresses of its debtors at that moment. The Administrative Agent shall be authorised to present each Borderel immediately for registration to the Belastingdienst/Ondernemingen (the “Tax Inspection”), together with the relevant Authorisation and under cover of a registration letter in substantially the form of Schedule 5 attached to this Deed, or such other format as the Administrative Agent deems useful.

4.3	Notwithstanding the obligations of the Pledgor under paragraph 1 of this Clause 4, the Pledgee is hereby irrevocably authorised by the Pledgor to sign on its behalf at any time a supplemental pledge notice, whereby the Pledgor pledges to the Pledgee all its Receivables which are then capable of being pledged, in substantially the form of Schedule 6 attached to this Deed. The Administrative Agent shall be authorised to (i) present such supplemental pledge notice for registration to the Tax Inspection, under cover of a registration letter in substantially the form of Schedule 5 attached to this Deed, or such other format as the Administrative Agent deems useful, and (ii) notify the disclosed rights of pledge created by such supplemental pledge notice to each debtor of the Receivables by notice in substantially the form of Schedule 7 attached to this Deed, and the Administrative Agent shall give notice of such supplemental pledge notice to the Pledgor as soon as reasonably practicable.

5.	INFORMATION

The Pledgor shall upon a reasonable and well-founded request of the Pledgee submit an electronic listing of all its Receivables, with full names, addresses, contact persons and their telephone numbers, amount and invoice number of each invoice of its debtors at that moment outstanding in such a format that the Administrative Agent can use the same to process and address electronically specified notices of pledge (medelingen van pandrecht) to a debtor by means of printing the same on stickers and/or letters.

6.	FURTHER ASSURANCES/DELIVERY OF DOCUMENTS

6.1	Upon receipt of reasonable prior written notice the Pledgor, at its own reasonable expense, shall execute such agreements, deeds, confirmations and notices and give, perform and do all such assurances, acts and things as the Pledgee reasonably may require for giving full effect to this Deed, for creating, perfecting or protecting the Pledgee’s security rights in respect of the Receivables or any part thereof, for facilitating the realisation of the Receivables or any part thereof, and/or for assuring, confirming or facilitating the exercise of all rights, powers, authorities, discretions and remedies vested in the Pledgee under this Deed in respect of the Receivables or any part thereof.

6.2	The Pledgor, at its own reasonable cost and expense, shall take all such reasonable steps as may be necessary or advisable (on the basis of advice received from reputable independent legal counsel):
(a)	to defend its right, title and interest in and to the Receivables against the claims and demands of any person, where necessary in cooperation with the Pledgee;

(b)	to perfect, protect and maintain the security intended to be conferred on the Pledgee by or pursuant to this Deed; and

(c)	to make all such filings and registrations and to take all such other steps as may be necessary in connection with the creation, perfection, protection or maintenance of any security which it may, or may be required to, create in connection herewith.
7.	GENERAL PROVISIONS

7.1	Further to and subject to the conditions mentioned in the Credit Agreement, the Pledgor hereby acknowledges that all risks connected with the ownership of the Receivables (including possible loss in value or otherwise and any expenses and charges) incurred or to be incurred in respect of or in connection with any such Receivables shall be exclusively for the account of the Pledgor, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified.

7.2	Taxes

The Pledgor shall bear any and all reasonable charges, taxes, imposts, duties, filing and registration fees and other expenses due in respect of the Receivables pledged hereunder or pursuant hereto, whether known at present or to be levied in the future, in relation to this Deed as indicated in section 2.16 of the Credit Agreement.

7.3	Possible Attachment

In the event of a possible attachment by a third party of any of the Receivables, the Pledgor shall, at its own expense, (i) promptly notify the Pledgee and send it or its attorneys a copy of the relevant attachment documentation as well as all other documents required under applicable law for challenging the attachment (if possible), (ii)

notify the third party or the court process server acting on behalf of such third party in writing of the Pledgee’s interest in the relevant Receivables, and (iii) take such measures as reasonably may be required to protect the Pledgee’s interest in the relevant Receivables. All costs and expenses incurred by the Pledgee in taking such measures itself shall be for the account of the Pledgor.

7.4	The Pledgor shall at its own expense execute and give, perform and do all such assurances, acts and things as the Pledgee reasonably may require (i) for creating, perfecting or protecting the security over the Receivables or any part thereof, (ii) for facilitating the realisation of the Receivables or any part thereof and (iii) in exercising all powers, authorities and discretions vested in the Pledgee in respect of the Receivables or any part thereof.

8.	TERMINATION

8.1	This Deed and the Pledgee’s security interest constituted hereunder or pursuant hereto, shall be in full force and effect until a duly authorised officer of the Pledgee has certified in writing, at the request and cost of the Pledgor – which certificate the Pledgee shall issued to the Pledgor within forty-five (45) days following the date on which the request by the Pledgor was received by the Pledgee -, that all Secured Obligations have been irrevocably, fully and completely repaid or discharged and that the security interest constituted hereunder or pursuant hereto is terminated (opzeggen) and released (afstand doen), but any such certification, termination and release shall be subject to Clauses 9.5 and 9.6.

8.2	Subject to the conditions mentioned in section 10.8 (b) of the Credit Agreement, the Pledgee may at any time cancel (opzeggen) and/or release (afstand doen) in whole or in part of this right of pledge by given notice to the Pledgor in respect of Receivables.

9.	CONTINUING AND INDEPENDENT SECURITY

9.1	Ultimate Balance

The Pledgee’s security interest constituted by or pursuant to this Deed shall be continuing and shall remain in full force and effect, notwithstanding any intermediate payment of the Foreign Obligations or the Secured Obligations, and shall apply to the ultimate balance thereof.

9.2	Waiver of Defenses

To the fullest extent permitted by law, the liability of and the security rights granted by the Pledgor hereunder or pursuant hereto in respect of the Secured Obligations shall not be prejudiced, affected or diminished by any act, omission or circumstance which, but for this provision, might operate to release, discharge or reduce the efficacy of the security interests granted hereunder or pursuant hereto or to release, discharge or otherwise exonerate the Pledgor from any of the Secured Obligations or the Foreign Obligations, including, whether or not known to the Pledgor or the Pledgee:
(a)	any time, waiver or indulgence granted to or composition with the Pledgor or any other person;

(b)	the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by the Pledgor;

(c)	any variation of, or extension of the due date for performance of any term of any agreement in connection with the Foreign Obligations or the Secured Obligations (to the extent that the Pledgor’s obligations in respect of such Foreign Obligations or such Secured Obligations shall apply to such term as varied or in respect of the extended due date) or any increase, reduction, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any of the Foreign Obligations or the Secured Obligations or any security therefor or any non-presentment or non-observance of any formality in respect of any instruments;

(d)	the transfer by any of the Guaranteed Parties of all or any of its rights, benefits and/or obligations under the Credit Agreement or any other agreement to which it is party to another person or entity;

(e)	the insolvency (including bankruptcy (faillissement) or moratorium (surséance van betaling)), or liquidation, dissolution or any change in the name or constitution of the Pledgor; or

(f)	any irregularity, unenforceability or invalidity of any (but not all) of the Secured Obligations or of the obligations of any other person or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations to the intent that the Pledgor’s obligations under this Deed shall remain in full force and this Deed and the term “Secured Obligations” shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order.
To the extent possible under the laws of the Netherlands the term “Secured Obligations” shall include all items which would be Secured Obligations but for the liquidation, absence of legal personality or incapacity of the Pledgor or any statute of limitation.
9.3	Immediate Recourse

To the fullest extent allowed by applicable law the Pledgor waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any person or entity or enforce any Guaranty or security granted by any other person or entity before enforcing this Deed and/or its rights hereunder or pursuant hereto.

9.4	Additional Security

This Deed shall be in addition to and shall not in any way be prejudiced by or dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations or any lien to which it may be entitled. The rights of the Pledgee hereunder are in addition to and not exclusive of those provided by law.

9.5	Certificates

A certificate signed by any two authorised officers of the Pledgee setting forth any amount due to it from the Pledgor in respect of any

Secured Obligations shall be prima facie evidence of such amount against the Pledgor in the absence of manifest error or fraud.

9.6	Discharge

Where any discharge (whether in respect of this Deed, any other security for the Secured Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is subsequently avoided or must be restored on bankruptcy, liquidation or otherwise without limitation, the liability of the Pledgor under this Deed and the pledge hereby created shall continue (or, to the extent required by applicable law in the event that the pledge hereby created has been discharged in full, shall be reinstated) as if there had been no discharge or arrangement. The Pledgee shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

9.7	Exercise of Rights, Powers, Remedies

Before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law the Pledgee does not need to (i) take proceedings or obtain judgment against the Pledgor or any other person in any court, (ii) make or file any claim or proof in a winding-up or dissolution of the Pledgor or of any other person, or (iii) enforce or seek to enforce any other security which the Pledgee may now or at any time hereafter hold for or in connection with the Secured Obligations.

10.	REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1	In addition and without prejudice to those covenants, undertakings, commitments and obligations of the Pledgor incorporated elsewhere herein, in the Credit Agreement or in any other Loan Document, the Pledgor hereby covenants that it shall indemnify the Pledgee against and hold it harmless in respect of any liability or loss incurred by the Pledgee in connection with any action taken by the Pledgor in respect of the Receivables or any agreement in respect thereof entered into by the Pledgor but to which the Pledgee is not a party, in the event that such action or agreement is not taken or entered into with prior express consent or approval of, or pursuant to directions from, the Pledgee, unless that liability or loss arises as a result of the Pledgee’s gross negligence or wilful misconduct.

The provisions of this Clause 10.1 shall survive the termination of this Deed and the right of pledge hereby created as referred to in Clause 8.1 and Clause 8.2 of this Deed.

10.2	In addition and without prejudice to those covenants, undertakings, commitments and obligations of the Pledgor incorporated elsewhere herein and in the Credit Agreement, the Pledgor hereby represents and warrants to the Pledgee that on the date hereof:
(a)	to its best knowledge, Schedule 1 attached to this Deed sets forth a true and complete listing of all of its Present Receivables and its Relative Future Receivables;

(b)	that it is proprietor (rechthebbende) of the Present Receivables and has full power to dispose (beschikkingsbevoegd) of the Present Receivables;

(c)	save as permitted under the Credit Agreement, that the Present Receivables and the Relative Future Receivables are not subject to any rights of pledge or other limited rights, it has not delivered the Present Receivables, the Relative Future Receivables, whether or not in advance, or created, whether or not in advance, any rights of pledge or other limited rights (beperkte rechten), to its best knowledge, it has not made any offer or entered into an agreement to that effect with respect to the Receivables, and that, to its best knowledge, no attachment has been levied on any of the Present Receivables and/or Relative Future Receivables;

(d)	that the Receivables are valid, enforceable and freely transferable at the time that they are pledged to the Pledgee;

(e)	that this Deed creates a valid first-ranking right of pledge on its Present Receivables, its Relative Future Receivables, in accordance with its terms;

(f)	to its best knowledge, there are no outstanding options or other rights, whether actual or contingent, entitling the holder thereof to acquire any of its Receivables; and

(g)	that each duly signed and duly registered supplemental pledge deed in the form of Schedule 3 and in the form of Schedule 7 to this Deed, to its best knowledge, will create a valid right of pledge on the Receivables referred to therein.
10.3	The Pledgor hereby represents and warrants that the representations and warranties given by it in paragraph 2 sub (a), (b) and (g) and in paragraph 4 of this Clause 10 (Representations, warranties and covenants) shall be deemed to be repeated by reference to the facts and circumstances existing on each day the Pledgor acquires any Receivables.

10.4	The Pledgor further represents and warrants to the Pledgee that:
(i)	the Pledgor has not:
(a)	taken any action that impedes the Pledgee’s rights hereunder; or

(b)	agreed to grant any encumbrance (beperkt recht) over any of the Receivables (other than Customary Permitted Liens under the Credit Agreement);
(ii)	the Pledgor has the authority (beschikkingsbevoegdheid) to pledge the Receivables to the Pledgee.
10.5	Without the prior written consent of the Pledgee which is not unreasonably withheld (and save as expressly permitted by the Credit Agreement), the Pledgor shall not:
(a)	unless in the course of its ordinary business, sell, transfer, assign or otherwise dispose of its Receivables; or

(b)	create or permit to subsist any encumbrances on any of its Receivables;

(c)	change the manner, place or terms of payment of change or extend the time of payment of its Receivables.

10.6	The Pledgor shall as soon as possible inform the Pledgee, upon becoming aware of the same, of any claim or any notice relating to any of the Receivables received from any other party and of all other matters, which are or could be relevant to the position of the Pledgee hereunder.

10.7	The Pledgor shall use all reasonable endeavour to obtain (in form and content reasonable satisfactory to the Pledgee) as soon as possible any consents necessary to enable the Receivables to be subject to a right of pledge pursuant to this Deed and, immediately upon obtaining such consent, the Receivable concerned shall become subject to such right of pledge and the Pledgor shall promptly deliver a copy of each consent to the Pledgee, without prejudice to the previous provisions of this Deed.

11.	AUTHORITY TO COLLECT THE RECEIVABLES

11.1	The Pledgor shall have the right to receive and collect payment (inningsbevoegdheid) of the Receivables until the Pledgee has given a written notice to the debtors of those Receivables, notifying them of this pledge and stating that the Pledgor is no longer entitled to receive and collect payments, which notice shall only be given if an Enforcement Event has occurred.

11.2	After the notice referred to in paragraph 1 of this Clause 11 has been given in respect of the Pledgor, the Pledgee shall be exclusively authorised to demand and accept payment of the Pledgor’s Receivables, to collect payment thereof by judicial or extra-judicial means, to grant discharge in respect thereof, to enter into compromises, settlements and other agreements with the debtors thereof and, generally, to exercise all rights of the Pledgor in connection with the Pledgor’s Receivables.

11.3	The Pledgor hereby waives its right under Section 3:246, paragraph 4 of the Dutch Civil Code, to petition to the cantonal judge (kantonrechter) to authorise it to collect and receive payment of its Receivables in deviation from this Deed, which waiver is hereby accepted by the Pledgee.

11.4	The Pledgee shall not, on any account whatsoever, be liable to the Pledgor for any failure to collect or to collect in full any of the Receivables.

12.	IMMEDIATE FORECLOSURE. ENFORCEMENT

12.1	Without prejudice to any other right or remedy available to the Pledgee, upon the occurrence and during the continuance of any Enforcement Event, the Administrative Agent, by giving written notice to the Pledgor, may declare the security hereby constituted immediately enforceable and the Pledgee may immediately exercise in respect of any or all of the Receivables any or all of its rights and powers set out in this Deed irrespective of whether the Pledgee shall have proceeded against or claimed payment from any party liable for any of the Secured Obligations. The Pledgor waives any right it may have requiring the Pledgee first so to proceed or so to claim or to enforce any security granted by any other person before enforcing this Deed. In particular, the Pledgor to the fullest extent permitted by applicable law irrevocably waives all defenses conferred by Section

3:234 of the Dutch Civil Code, which waiver is hereby accepted by Pledgee.

12.2	Upon the occurrence of an Enforcement Event, the Pledgee shall be entitled to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind except as may be otherwise required by law, to sell and assign all or part of the Receivables in accordance with the laws of the Netherlands, including:
(a)	selling the Receivables at a public auction in accordance with local custom and conditions in accordance Section 3:250 of the Dutch Civil Code; or

(b)	applying for a court order (the corresponding right to apply of the Pledgor is hereby excluded, and the Pledgor to the fullest extent permitted by applicable law hereby waives and agrees not to exercise its right to apply for such a court order, which waiver is hereby accepted by the Pledgee) authorising the sale of the Receivables in the manner determined by the court, or authorising that the Receivables remain with the Pledgee in payment of such amount as will be determined by the court in accordance with Section 3:251 of the Dutch Civil Code.
The Pledgee shall not be bound by the period of notice of intent to sell prescribed by Section 3:249(1) of the Dutch Civil Code.
12.3	The Pledgee shall have the right to impose such limitations and restrictions on the sale of the Receivables as the Pledgee may deem necessary or appropriate to comply with any law, rule or regulation applicable to the sale. The Pledgor shall cooperate with the Pledgee in obtaining any necessary permits, exemptions or consents of competent authorities and in ensuring that the sale of the Receivables does not violate any applicable securities laws.

12.4	The Pledgor shall not be entitled to file a request with the interim provisions judge (voorzieningenrechter) requesting that the Receivables or part thereof be sold in a deviating manner as provided for in Section 3:251 of the Dutch Civil Code. Nothing in the preceding sentence shall limit the right of the Pledgee to file such request.

12.5	Without prejudice to Section 3:253 of the Dutch Civil Code, any monies received by the Pledgee pursuant to this Deed and/or under the powers hereby conferred shall be applied by the Pledgee in accordance with the terms of Section 10.9 of the Credit Agreement.

12.6	The Pledgor shall render such assistance and provide such information free of charge as the Pledgee may reasonably deem necessary in connection with the exercise of its rights, powers or remedies provided for in this Deed.

12.7	The Pledgee shall not be liable to the Pledgor for any damages caused by the sale of the Receivables or part thereof.

12.8	At any time after the security hereby constituted has become enforceable the Pledgee may redeem any prior encumbrance over any Receivables or procure to be subrogated in such prior encumbrance. All principal monies, interest, costs, charges and expenses of and incidental to such redemption and subrogation shall be paid by the

Pledgor to the Pledgee on demand and shall be deemed to be a Secured Obligation for the purpose hereof.

13.	WAIVER OF THE PLEDGOR’S RIGHTS

13.1	During the term of this Deed and that of the Credit Agreement, the Pledgor hereby agrees not to exercise any rights of recourse (regresrechten) or any rights which it may acquire by way of subrogation under (or in connection with) this Deed against any person liable for the Secured Obligations.

13.2	As security for the Secured Obligations the Pledgor agrees to grant and, to the extent legally possible, hereby so grants to the Pledgee a right of pledge (een pandrecht) on any and all of its rights of recourse (regresrechten) or any rights which it may acquire by way of subrogation under (or in connection with) this Deed against any person liable for the Secured Obligations, which right of pledge the Pledgee hereby accepts.

13.3	The Pledgor represents and warrants to the Pledgee that, if such comes in existence, it is or will be proprietor (rechthebbende) of the claims referred to in paragraph 2 of this Clause 13 (Waiver of the Pledgor’s rights), that it has or will have full power to dispose (beschikkingsbevoegd) of such claims, and that such claims are not and will not be subject to any pledge or other limited right (beperkt recht), or any agreement to grant a pledge or other limited right, nor has an attachment (beslag) been levied on any of such claims.

14.	APPLICATION OF PROCEEDS

14.1	After the security interests hereby constituted have become enforceable pursuant to the Loan Documents, but subject to the payment of any claims having priority to this security interest, all monies received, recovered or realised by the Pledgee pursuant to this Deed and/or under the powers hereby conferred (including the proceeds of any conversion of currency), shall be applied by the Pledgee for payment of the Secured Obligations, but without prejudice to Section 3:253 of the Dutch Civil Code or the right of the Pledgee to recover any shortfall and without prejudice to the provisions of the Credit Agreement from the Pledgor or any other party or person liable in connection with such shortfall and, in the sole discretion of the Pledgee and to the extent possible under applicable law, may be credited to any bank account and may be held in such account for as long as the Pledgee shall think fit (with interest accruing thereon at such rate, if any, as the Pledgee may deem fit) pending its application from time to time (as the Pledgee shall be entitled to do in its sole discretion, but subject to the provisions of the Credit Agreement).

14.2	For the purpose of or pending the discharge of any of the Secured Obligations, the Pledgee may convert any monies received, recovered or realised or subject to application by the Pledgee under this Deed (including the proceeds of any previous conversion under this Clause 14.2) from their existing currency into such other currency as the Pledgee may reasonably deem advisable, and any such conversion shall be effected at the Pledgee’s then prevailing spot selling rate of exchange for such other currency against the existing currency and otherwise in accordance with the provisions of the Credit Agreement.

15.	REMEDIES

No failure on the part of the Pledgee to exercise, and no delay on its part in exercising, any right or remedy under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by the chosen law, any applicable laws of a foreign jurisdiction or the Credit Agreement.

16.	SET-OFF

Upon the occurrence and during the continuance of an Enforcement Event the Pledgee is authorised to apply or set-off (without prior notice) any credit balance and claim (whether or not then due or payable) to which the Pledgor at any time is beneficially entitled on any account at any office of the Pledgee in or towards payment of or against all or any part of the Secured Obligations and other monies hereby secured and owed by it to the Pledgee, and for that purpose, may convert one currency into another and set-off claims in different currencies. The rights under this Clause are additional to, and/or may be exercised alternatively to, rights and security in respect of any such credit balance and claim elsewhere in this Deed or otherwise.

17.	SEVERABILITY

If any of the terms hereof is or becomes invalid or unenforceable (or the charges created hereby are ineffective) for any reason under the laws of any jurisdiction or in relation to the Pledgor, such invalidity or unenforceability shall not affect its validity or enforceability in any other jurisdiction or invalidate or make unenforceable any other term hereof or the terms hereof in relation to the Pledgor. The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.
18.	RESCISSION

The Pledgor hereby waives to the fullest extent allowed by law its right to rescind (ontbinden) or avoid (vernietigen) the legal acts (rechtshandelingen) represented by this Deed, which waiver is hereby accepted by the Pledgee.

19.	APPOINTMENT OF ATTORNEY

19.1	To the fullest extent permitted by applicable law, the Pledgor hereby irrevocably appoints the Pledgee to be, following the occurrence of an Enforcement Event, its true and lawful attorney (with full power of substitution and delegation) for and on behalf of the Pledgor and in its name or in the name of the Pledgee and as the Pledgor’s act and deed to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all such assurances, documents, instruments, agreements, certificates and consents and to do any and all such acts and things as the Pledgor itself could do in relation to the Receivables or in relation to any matters dealt with in this Deed and which the Pledgee reasonably may deem to be necessary in order to give full effect to the purposes of this Deed. It is expressly agreed that this appointment also applies to situations where the Pledgee (also) acts as the Pledgor’s counterparty (Selbsteintritt). The Pledgor will ratify and confirm whatever the Pledgee shall reasonably do or cause to be done in pursuance of the powers conferred to it hereunder.

19.2	The Pledgee shall not have any obligation whatsoever to exercise any of the powers conferred upon it by this Clause or to make any demand or enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Receivables. No action taken by or omitted to be taken by the Pledgee in good faith shall give rise to any defence, counterclaim or set-off against the Pledgee or otherwise affect any of the Secured Obligations.

19.3	If a party hereto is represented by (an) attorney(s) in connection with the signing and/or execution and/or delivery of this Deed or any agreement, document or understanding referred to herein or made pursuant hereto, the choice of Netherlands law contained in the relevant power(s) of attorney to govern such power of attorney is hereby expressly acknowledged and accepted by the other party hereto as the law governing (i) the internal relationship between the principal and the attorney(s), (ii) the (external) authority of the attorney(s) and the (external) consequences of the exercise of such power(s) of attorney by the attorney(s), and (iii) any other attorney issues.

20.	POWER TO ASSIGN; REPLEDGE

20.1	To the fullest extent permitted under the laws of the Netherlands, subject always to relevant provisions of the Credit Agreement, the Pledgee (but not, for the avoidance of doubt, the Pledgor) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any assignee and/or transferee, and the Pledgor hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of Sections 6:156 of the Dutch Civil Code and hereby in advance irrevocably cooperates with (verleent bij voorbaat medewerking aan), within the meaning of Section 6:156 to 6:159 of the Dutch Civil Code, any such assignment and/or transfer (including by means of take-over of debt (schuld-overneming) or take-over of agreement (contractsoverneming), as the case may be) hereunder. The Pledgee shall be entitled to impart any information concerning the Pledgor to any successor of proposed successor.

20.2	The Pledgor hereby expressly and irrevocably grants authority to the Pledgee to repledge (herverpanden) the Receivables to one or more of the Loan Parties as Repledgee (herpandhouder) as envisaged by Section 3:242 of the Dutch Civil Code.

21.	NOTICES

All notices, requests, demands and other communications under this Deed must be made as referred to in the Guaranty.

22.	GOVERNING LAW AND JURISDICTION

22.1	This Deed shall be governed by and construed in accordance with the laws of The Netherlands.

22.2	The parties hereto irrevocably agree that the District Court (Rechtbank) of Amsterdam, the Netherlands shall have exclusive jurisdiction to hear and determine in first instance any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Deed, subject to appeal (hoger beroep).

23.	NOTARY

The Pledgor and the Pledgee acknowledge that Pieter Heyme Bolland, aforementioned, is (associated with) the Pledgee’s counsel and that they are aware of the provisions of Articles 8, 9, 10 and 14.2 of the Guidelines concerning associations between civil law notaries (notarissen) and attorneys-at-law (advocaten) as established by the Board of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). The Pledgor and the Pledgee explicitly agree that the Pledgee is represented by the Pledgee’s counsel in any matter relating to this agreement and any disputes in connection therewith.
POWERS OF ATTORNEY
The aforementioned powers of attorney appear sufficiently to me, notary, from three (3) powers of attorney, (copies of) which will be attached to this deed.
The appearing persons declare explicitly to warrant for the existence and extent of these powers of attorney.
The appearing persons are known to me, civil law notary.
WITNESSED THIS DEED, the original of which was drawn up and executed in Amsterdam on the date first written above.
Prior to the execution of this deed, I, civil law notary, informed the appearing persons of the substance of the deed and gave them an explanation thereon, and furthermore pointed out the consequences which will result for the party from the contents of this deed.
Subsequently, the appearing persons declared to have taken note of and agreed with the contents of this deed after timely being given the opportunity thereto and waived a full reading of this deed.
Immediately after a limited reading, this deed was signed by the appearing persons and me, civil law notary, at twelve hours fifty-one minutes.
ISSUED FOR TRUE COPY
by me, Johannes Schouten,
substitute of Pieter Heyme
Bolland, civil law notary
Officiating at Amsterdam, the
Netherlands on the twentieth
day of March two thousand
six.